Exhibit 32.2

Certification of

Chief Financial Officer

of First Financial Bankshares, Inc.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended March 31, 2025 of First Financial Bankshares, Inc. (the “Company”).

I, Michelle S. Hickox, the Executive Vice President and Chief Financial Officer of the Company, certify that:

1. the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2. the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 6, 2025

By:	/s/ Michelle S. Hickox
Michelle S. Hickox
Executive Vice President and Chief Financial Officer

Subscribed and sworn to before me this 6th day of May, 2025.

/s/ Melissa Ann Kampert
Melissa Ann Kampert
Notary Public

My commission expires: October 11, 2028